EXHIBIT 99.2

Monsanto Company
800 North Lindbergh Blvd
St. Louis, Missouri 63167

Third Quarter and Nine Months 2004
Supplemental Data
Unaudited

	Third	Third		Nine	Nine
Net sales by geography*	Quarter	Quarter		Months	Months
($ in millions)	2004	2003	% Change	2004	2003	% Change
North America	$1,068	$984	9%	$2,545	$2,306	10%
Latin America	$217	$171	27%	$764	$571	34%
Europe-Africa	$259	$227	14%	$588	$523	12%
Asia-Pacific	$135	$86	57%	$302	$207	46%

TOTAL COMPANY	$1,679	$1,468	14%	$4,199	$3,607	16%

Net trade receivables by	As of	As of
geography*	May 31,	May 31,	Higher/
($ in millions)	2004	2003	(lower)
United States	$1,557	$1,676	$(119)
Argentina	$181	$279	$(98)
Brazil	$207	$206	$1
All other countries	$792	$707	$85

TOTAL COMPANY	$2,737	$2,868	$(131)

	Third	Third		Nine	Nine
Gross profit	Quarter	Quarter		Months	Months
($ in millions)	2004	2003	% Change	2004	2003	% Change
Corn seed and traits	$166	$143	16%	$578	$445	30%
Soybean seed and traits	$77	$73	5%	$400	$344	16%
All other crops seed and traits	$172	$147	17%	$211	$181	17%
Roundup and other glyphosate-based herbicides	$235	$170	38%	$489	$362	35%
All other agricultural productivity products	$189	$193	(2)%	$377	$383	(2)%

TOTAL COMPANY	$839	$726	16%	$2,055	$1,715	20%

* Attributed to relevant Monsanto legal entities. For example, a sale from the United States to a customer in Latin America is reported as a U.S. export sale.